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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Finisar Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

1308 Moffett Park Drive
Sunnyvale, California 94089
September 15, 2005
Dear Stockholder:
      You are cordially invited to attend the annual meeting of stockholders on October 14, 2005, at 10:00 a.m. local time, at the offices of DLA Piper Rudnick Gray Cary US LLP, 2000 University Avenue, East Palo Alto, California 94303.
      The Notice of Annual Meeting of Stockholders and a proxy statement, which describe the formal business to be conducted at the meeting, follow this letter. We urge you to read the proxy statement carefully in its entirety before you vote.
      Your vote is very important regardless of the number of shares that you own. You may vote by mailing a completed proxy card, by telephone or over the Internet. Voting by any of these methods will ensure your representation at the meeting. We request that you vote promptly even if you plan to attend the meeting.
      A copy of our Annual Report for the fiscal year ended April 30, 2005 is also enclosed for your information. At the annual meeting we will review our activities over the past year and our plans for the future. The Board of Directors and Management look forward to seeing you at the annual meeting.

Very truly yours,

Jerry S. Rawls
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 14, 2005
To the Stockholders:
      Please take notice that the 2005 annual meeting of stockholders of Finisar Corporation, a Delaware corporation, will be held on Friday, October 14, 2005, at 10:00 a.m. local time, at the offices of DLA Piper Rudnick Gray Cary US LLP, 2000 University Avenue, East Palo Alto, California, for the following purposes:

1. To elect two Class III directors to hold office for a three-year term and until their respective successors are elected and qualified;

2. To consider and vote upon an amendment and restatement of the 1999 Stock Option Plan;

3. To consider, approve and ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2006; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
      These items of business are described in the attached proxy statement, which is being mailed beginning on or about September 15, 2005. Stockholders of record at the close of business on September 2, 2005 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement. As of that date, there were 286,012,595 shares of Finisar common stock outstanding. Each share of Finisar common stock is entitled to one vote on each matter properly brought before the meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1308 Moffett Park Drive, Sunnyvale, California 94089.
      Your vote is very important, regardless of the number of shares that you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card or you may be able to submit your proxy or voting instructions by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

By order of the Board of Directors,

Stephen K. Workman
Secretary
Sunnyvale, California
September 15, 2005
      IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

i

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	This proxy statement is being sent to all stockholders of record as of the close of business on September 2, 2005 for delivery beginning on or about September 15, 2005, in connection with the solicitation of proxies on behalf of our board of directors for use at our annual meeting of stockholders, which will take place on October 14, 2005. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our Annual Report for the fiscal year ended April 30, 2005, a proxy card and a return envelope are also enclosed.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are two proposals scheduled to be voted on at the annual meeting:

• the election of two Class III directors to hold office for a three-year term and until their respective successors are elected and qualified;

• the approval of an amendment and restatement of the 1999 Stock Option Plan; and

• the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2006.

Q:	How does Finisar’s board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares “FOR” the election of the nominees to the board of directors, “FOR” approval of the amendment and restatement of the 1999 Stock Option Plan and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the two persons receiving the highest number of “FOR” votes will be elected. The proposals regarding the amendment and restatement of the 1999 Stock Option Plan and the ratification of the independent auditors requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote at the annual meeting.

Q:	Why is the 1999 Stock Option Plan being amended?

A:	Our board of directors believes that in order to successfully attract and retain the best possible employees, we must continue to offer competitive equity incentive programs. The proposed amendment and restatement of the 1999 Stock Option Plan will provide us with more flexibility in designing equity incentives in an environment where many companies have moved from traditional option grants to other stock or stock-based awards. With the amended and restated plan, we will have a broader array of equity incentives to utilize for purposes of attracting and retaining the services of key employees.

Q:	What shares can be voted?

A:	All shares that you own as of the close of business on September 2, 2005 (the “Record Date”) may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held as stockholder of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Finisar. As the stockholder of record, you have the right to grant your voting proxy directly to Finisar or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by telephone as described below under “How can I vote my shares without attending the annual meeting?” If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in the section entitled “The Annual Meeting of Finisar Stockholders — Voting of Proxies; Abstentions; and Broker Non-Votes.”

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by telephone or completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. You may also be able to direct your vote via the Internet. Please refer to the enclosed materials for details.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by signing and delivering a new proxy card or voting instruction card bearing a later date (which automatically revokes your earlier proxy instructions) or, if you are a stockholder of record, by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” each nominee or your vote may be “WITHHELD” with respect to each nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the other proposals. If you “ABSTAIN” from the vote on any of the other proposals, it will have no effect on the outcome of the proposal. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2006 (ending October 31, 2005).
WHO CAN HELP ANSWER YOUR QUESTIONS
      If you have any questions about how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:
Finisar Corporation
1308 Moffett Park Drive
Sunnyvale, CA 94089
Attn: Investor Relations
(408) 542-5050
Email: Investor.relations@finisar.com
MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
(800) 322-2885 (toll-free)
Email: proxy@mackenziepartners.com

THE ANNUAL MEETING OF FINISAR STOCKHOLDERS
General
      We are furnishing this proxy statement to holders of our common stock in connection with the solicitation of proxies by the board of directors for use at the annual meeting of stockholders to be held on October 14, 2005, and at any adjournment, postponement or continuation thereof. This proxy statement is first being furnished to stockholders on or about September 15, 2005.
Date, Time and Place
      The annual meeting of stockholders will be held on October 14, 2005, at 10:00 a.m. local time, at the offices of DLA Piper Rudnick Gray Cary US LLP, 2000 University Avenue, East Palo Alto, California 94303.
Matters to be Considered at the Annual Meeting
      At the annual meeting, we are asking holders of our common stock to: (1) elect two Class III directors to hold office for a three-year term and until their respective successors are elected and qualified; (2) approve an amendment and restatement of our 1999 Stock Option Plan; and (3) ratify the appointment of Ernst & Young LLP as Finisar’s independent auditors for the fiscal year ending April 30, 2006.
Record Date
      We have fixed the close of business on September 2, 2005 as the record date for determination of stockholders entitled to notice of and to attend and vote at the annual meeting.
Vote Required
      As of the close of business on September 2, 2005, there were 286,012,595 shares of Finisar common stock outstanding and entitled to vote. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the annual meeting if shares representing a majority of the votes entitled to be cast are represented in person or by proxy. If a quorum is not present at the annual meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Votes for and against, abstentions and “broker non-votes” will each count as being present to establish a quorum. A “broker non-vote” occurs when a broker is not permitted to vote because the broker does not have instructions from the beneficial owner of the shares.
      The approval of the amendment and restatement of the 1999 Stock Option Plan and the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2006 requires the affirmative vote of holders of shares representing a majority of the shares of our common stock represented in person or by proxy and entitled to vote at the annual meeting. For the election of directors, the two persons receiving the highest number of votes will be elected.
Voting of Proxies; Abstentions; and Broker Non-Votes
      All shares of Finisar common stock represented by properly executed proxies received before or at the annual meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR” the election of management’s nominees for membership on our board of directors and “FOR” the other proposals discussed in this proxy statement. You are urged to mark the box on the card to indicate how to vote your shares.
      If your shares are held in an account at a brokerage firm or bank, that brokerage firm or bank will not be permitted to vote your shares with respect to any of the proposals unless you provide instructions as to how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of the proposals. Your broker or bank will vote your shares on those proposals only if you provide instructions on how to vote by following the information provided to you by your broker. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.
      A properly executed proxy marked abstain, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the stockholders’ meeting, will not be voted. Accordingly, because the affirmative vote of holders of a majority of the shares of Finisar common stock issued and outstanding as of the record date is required for approval of the amendment of our Certificate of Incorporation, a proxy marked abstain, as well as a failure to vote or a broker non-vote, will have the effect of a vote against that proposal at the annual meeting.
      A stockholder may revoke his or her proxy at any time before it is voted by:

•	notifying in writing the Secretary of Finisar at 1308 Moffet Park Drive, Sunnyvale, California 94089, that you wish to revoke your proxy;

•	granting a subsequently dated proxy; or

•	appearing in person and voting at the annual meeting if you are a holder of record.
      Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.
Voting By Telephone or Via the Internet
      If you hold your shares directly registered in your name with American Stock Transfer & Trust Company, you may vote by telephone or via the Internet. To vote by telephone, call 1-800-PROXIES. Instructions for voting via the Internet are set forth on the enclosed proxy card if you hold your shares directly registered in your name with American Stock Transfer & Trust Company. Many banks and brokerage firms have a process for their beneficial owners to provide instructions over the telephone or via the Internet. Your voting form from your broker or bank will contain instructions for voting.
      Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on October 13, 2005. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.
Solicitation of Proxies
      Finisar will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who hold our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.
      We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. We will pay MacKenzie Partners approximately $5,000 for its services, in addition to reimbursement for its out-of-pocket expenses.

PROPOSAL 1:
ELECTION OF DIRECTORS
General
      Our board of directors is currently composed of eight directors. Our Certificate of Incorporation provides that the terms of office of the members of the board of directors will be divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2006, Class II, whose term will expire at the annual meeting of stockholders to be held in 2007, and Class III, whose term will expire at this annual meeting of stockholders. At each annual meeting of stockholders, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.
Nominees and Directors
      The following table sets forth for our current directors, including the nominees for the Class III directors to be elected at this meeting, information concerning their age and background as of August 31, 2005.

Name	Position with Finisar	Age	Director Since

Class III directors nominated for election at this Meeting:
Jerry S. Rawls	Director, President and Chief Executive Officer	60	1989
Dominique Trempont	Director	51	2005
Class III director who is not standing for re-election:
Michael C. Child	Director	50	1998
Class I directors whose terms expire at the 2006 Annual Meeting of Stockholders:
Roger C. Ferguson	Director	62	1999
Larry D. Mitchell	Director	62	1999
Class II directors whose terms expire at the 2007 Annual Meeting of Stockholders:
Frank H. Levinson	Chairman of the Board and Chief Technical Officer	52	1988
David C. Fries	Director	60	2005
Robert N. Stephens	Director	59	2005

Nominees for Election for a Three Year Term expiring at the 2008 Annual Meeting of Stockholders
      Jerry S. Rawls has served as a member of our board of directors since March 1989 and as our Chief Executive Officer since August 1999. Mr. Rawls has also served as our President since April 2003 and previously held that title from April 1989 to September 2002. From September 1968 to February 1989, Mr. Rawls was employed by Raychem Corporation, a materials science and engineering company, where he held various management positions including Division General Manager of the Aerospace Products Division and Interconnection Systems Division. Mr. Rawls holds a B.S. in Mechanical Engineering from Texas Tech University and an M.S. in Industrial Administration from Purdue University.
      Dominique Trempont has served as a member of our board of directors since August 2005. Mr. Trempont has been a CEO in residence at Battery Ventures since August 2003. Prior to joining Battery Ventures, Mr. Trempont was Chairman, President and Chief Executive Officer of Kanisa, Inc., a software company focused on enterprise self-service applications, from November 1999 to November 2002. Mr. Trempont was President and Chief Executive Officer of Gemplus Corporation, a smart card company, from May 1997 to June 1999. Prior to Gemplus, Mr. Trempont served as Chief Financial Officer and later Chief Operating Officer at NeXT Software. Mr. Trempont began his career at Raychem Corporation, a high-tech material science company focused on telecommunications, electronics, automotive and other industries. Mr. Trempont received an undergraduate degree in Economics from College Saint Louis (Belgium), a B.A. in Business Administration and Computer Sciences from the University of Louvain (Belgium) and a masters in Business Administration from INSEAD (France).

Directors Continuing in Office until the 2006 Annual Meeting of Stockholders
      Roger C. Ferguson has served as a member of our board of directors since August 1999. From June 1999 to December 2001, Mr. Ferguson served as Chief Executive Officer of Semio Corp., an early stage software company. Mr. Ferguson has served as a principal in VenCraft, LLC, a venture capital partnership, since July 1997. From August 1993 to July 1997, Mr. Ferguson was Chief Executive Officer of DataTools, Inc., a database software company. From 1987 to 1993, Mr. Ferguson served as Chief Operating Officer for Network General Inc., a network analysis company. Mr. Ferguson also serves as the Chairman of the Board of Directors of Semio Corp. Mr. Ferguson holds a B.A. in Psychology from Dartmouth College and an M.B.A. from the Amos Tuck School at Dartmouth.
      Larry D. Mitchell has served as a member of our board of directors since October 1999. Mr. Mitchell has been retired since October 1997. From October 1994 to October 1997, he served as a site General Manager in Roseville, California for Hewlett-Packard. Mr. Mitchell also serves on the Board of Directors of Placer Sierra Bancshares and its wholly-owned subsidiary, Placer Sierra Bank. Mr. Mitchell holds a B.A. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Directors Continuing in Office until the 2007 Annual Meeting of Stockholders
      Frank H. Levinson founded Finisar in April 1987 and has served as a member of our board of directors since February 1988 and as our Chairman of the Board and Chief Technical Officer since August 1999. Dr. Levinson also served as our Chief Executive Officer from February 1988 to August 1999. From September 1980 to December 1983, Dr. Levinson was a member of Technical Staff at AT&T Bell Laboratories. From January 1984 to July 1984, he was a Member of Technical Staff at Bellcore, a provider of services and products to the communications industry. From April 1985 to December 1985, Dr. Levinson was the principal optical scientist at Raychem Corporation, and from January 1986 to February 1988, he was Optical Department Manager at Raynet, Inc., a fiber optic systems company. Dr. Levinson serves as a director of Fabrinet, Inc., a privately held contract manufacturing company. Dr. Levinson holds a B.S. in Mathematics/ Physics from Butler University and an M.S. and Ph. D. in Astronomy from the University of Virginia.
      David C. Fries has served as a member of our board of directors since June 2005. Dr. Fries has been employed by VantagePoint Venture Partners, a venture capital investment firm, since August 2001 where he currently serves as a Managing Director and Co-Head of the Semiconductor and Components Practice. Prior to joining VantagePoint, he was the Chief Executive Officer of Productivity Solutions, Inc., a Florida-based developer of automated checkout technologies for food and discount retailers, from 1995 to 1999. For seven years prior to that, he was a general partner of Canaan Partners, a venture capital firm. Dr. Fries served 17 years in numerous executive roles in engineering, manufacturing, senior management and finance at General Electric Company, including directing GE Venture Capital’s California operation, which later became Canaan Partners. Dr. Fries holds a B.S. in Chemistry from Florida Atlantic University and a Ph.D. in Physical Chemistry from Case Western Reserve University. See “Certain Relationships and Related Transactions” for information concerning an agreement between Finisar and VantagePoint Venture Partners regarding the appointment of a representative of VantagePoint Venture Partners to our board of directors.
      Robert N. Stephens has served as a member of our board of directors since August 2005. Mr. Stephens served as the Chief Executive Officer since April 1999 and President since October 1998 of Adaptec, Inc., a storage solutions provider, until his retirement in May 2005. Mr. Stephens joined Adaptec in November 1995 as Chief Operating Officer. Before joining Adaptec, Mr. Stephens was the founder and chief executive officer of Power I/ O, a company that developed serial interface solutions and silicon expertise for high-speed data networking, that was acquired by Adaptec in 1995. Prior to founding Power I/ O, Mr. Stephens was President and CEO of Emulex Corporation, which designs, develops and supplies Fibre Channel host bus adapters. Before joining Emulex, Mr. Stephens was senior vice president, general manger, and founder of the Microcomputer Products Group at Western Digital Corporation. He began his career at IBM, where he served over 15 years in a variety of management positions. Mr. Stephens holds bachelor’s and master’s degrees from San Jose State University.

Retiring Director
      Michael C. Child has served as a member of our board of directors since November 1998. Mr. Child is a Class III director and has announced his decision not to stand for re-election at this meeting. Mr. Child has been employed by TA Associates, Inc., a venture capital investment firm, since July 1982 where he currently serves as a Managing Director. Mr. Child holds a B.S. in Electrical Engineering from the University of California at Davis and an M.B.A. from the Stanford Graduate School of Business.
Independence of Directors
      Our board has determined that, except for Mr. Rawls, our President and Chief Executive Officer, and Mr. Levinson, our Chairman and Chief Technical Officer, each of the current members of our board of directors is “independent” in accordance with the applicable listing standards of Nasdaq as currently in effect.
Meetings of the Board of Directors
      During the fiscal year ended April 30, 2005, our board of directors held 23 meetings. During that period, the Audit Committee of the board held 23 meetings, the Compensation Committee of the board held two meetings and the Nominating and Corporate Governance Committee of the board held three meetings. No director attended fewer than 75% of the total number of meetings of the board and all of the committees of the board on which such director served during that period.
Corporate Governance and Board Committees
      Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code”) that outlines the principles of legal and ethical business conduct under which Finisar does business. The Code, which is applicable to all directors, employees and officers of the Company, is available at http://investor.finisar.com/corpgov.cfm. Any substantive amendment or waiver of the Code may be made only by the board of directors upon a recommendation of the Audit Committee, and will be disclosed on our website. In addition, disclosure of any waiver of the Code for directors and executive officers will also be made by the filing of a Form 8-K with the SEC.
      The board has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each charter is available on the Company’s website at http://investor.finisar.com/corpgov.cfm.
      The members of the Audit Committee during fiscal 2005 were Messrs. Child, Ferguson and Mitchell. Mr. Trempont was appointed to the Audit Committee in August 2005. The functions of the Audit Committee include overseeing the quality of our financial reports and other financial information and our compliance with legal and regulatory requirements; appointing and evaluating our independent auditors, including reviewing their independence, qualifications and performance and reviewing and approving the terms of their engagement for audit services and non-audit services; and establishing and observing complaint procedures regarding accounting, internal auditing controls and auditing matters. Our board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of Nasdaq and the SEC for audit committee membership. The board has also determined that all members of the Audit Committee possess the level of financial literacy required by applicable Nasdaq and SEC rules and that at least two members of the Audit Committee, Mr. Ferguson and Mr. Trempont, are qualified as “audit committee financial experts” as defined by the SEC. For additional information about the Audit Committee, see “Report of the Audit Committee” below.
      The members of the Compensation Committee during fiscal 2005 were Messrs. Child, Ferguson and Mitchell. Dr. Fries was appointed to the Compensation Committee in June 2005 and Mr. Stephens was appointed to the Compensation Committee in August 2005. The Compensation Committee reviews and approves the compensation and benefits of our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq rules. For additional information about the Compensation Committee, see “Report of the Compensation Committee on Executive Compensation” and “Executive Compensation and Related Matters” below.
      The Nominating and Corporate Governance Committee was established in June 2004. During fiscal 2005, the members of the Nominating and Corporate Governance Committee were Messrs. Child, Ferguson and Mitchell. Dr. Fries was appointed to the Nominating and Corporate Governance Committee in June 2005 and Mr. Stephens was appointed to the Nominating and Corporate Governance Committee in August 2005. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the Nasdaq rules. The Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the board of directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the board of directors and oversees the regular evaluation of our directors and management.
Director Nominations
      Nominations of candidates for election as directors may be made by the board of directors or by stockholders. The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the board of directors of nominees for election as directors.
      When considering the nomination of directors for election at an annual meeting, the Nominating and Corporate Governance Committee reviews the needs of the board of directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating and Corporate Governance Committee. When reviewing potential nominees, including incumbents, the Nominating and Corporate Governance Committee considers the perceived needs of the board of directors, the candidate’s relevant background, experience and skills and expected contributions to the board of directors. The Nominating and Corporate Governance Committee also seeks appropriate input from the Chief Executive Officer in assessing the needs of the board of directors for relevant background, experience and skills of its members.
      The Nominating and Corporate Governance Committee’s goal is to assemble a board of directors that brings to Finisar a diversity of experience at policy-making levels in business and technology, and in areas that are relevant to Finisar’s global activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all board and committee responsibilities that will be expected of them. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board of directors and applicable committees. Other than the foregoing, there are no specific minimum criteria for director nominees, although the Nominating and Corporate Governance Committee believes that it is preferable that a majority of the board of directors meet the definition of “independent director” set forth in Nasdaq and SEC rules. The Nominating and Corporate Governance Committee also believes it appropriate for one or more key members of the Company’s management, including the Chief Executive Officer, to serve on the board of directors.
      The Nominating and Corporate Governance Committee will consider candidates for directors proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Corporate Governance Committee believes that the board of directors requires additional candidates for nomination, the Nominating and Corporate Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All incumbent directors and nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.
      The Nominating and Corporate Governance Committee will also consider candidates for directors recommenced by a stockholder, provided that any such recommendation is sent in writing to the board of directors, c/o Corporate Secretary, 1308 Moffett Park Drive, Sunnyvale, California 94089-1113; Fax: (408) 745-6097; Email address: corporate.secretary@finisar.com, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and contains the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background and business experience during at least the last five years, including his or her principal occupation and employment and the name and principal business of any company or other organization where the candidate has been employed or has served as a director.
      The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
      In addition, stockholders may make direct nominations of directors for election at an annual meeting, provided the advance notice requirements set forth in our bylaws have been met. Under our bylaws, written notice of such nomination, including certain information and representations specified in the bylaws, must be delivered to our principal executive offices, addressed to the Corporate Secretary, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of the stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be received not later than the close of business on the 10th day following the day on which the public announcement of the date of such meeting is first made.
      In April 2005, we entered into an agreement with VantagePoint Venture Partners under which we agreed to use our reasonable best efforts to elect a nominee of VantagePoint to our board of directors, provided that the nominee was reasonably acceptable to the board’s Nominating and Corporate Governance Committee as well as our full board of directors. See “Certain Relationships and Related Transactions” below. VantagePoint nominated Dr. Fries for election to our board of directors. The members of the Nominating and Corporate Governance Committee met with Dr. Fries and evaluated his qualifications using the criteria described above. Following interviews and discussions regarding his candidacy, the Nominating and Corporate Governance Committee recommended to the entire board that Dr. Fries be elected to our board of directors. On June 7, 2005, Mr. Fries was unanimously elected to our board of directors.
      Following the meeting of our board of directors in June 2005, the Nominating and Corporate Governance Committee continued a search for additional qualified director candidates. The members of our Nominating and Corporate Governance Committee considered a number of potential candidates. They met with Messrs. Stephens and Trempont and evaluated their qualifications using the criteria described above. Following interviews and discussions regarding their qualifications, the Nominating and Corporate Governance Committee recommended that Messrs. Stephens and Trempont be elected to our board of directors. On July 28, 2005, Messrs. Stephens and Trempont were unanimously elected to our board of directors, with such election to be effective on August 31, 2005.

Communications by Stockholders with Directors
      Stockholders may communicate with the board of directors, or any individual director, by transmitting correspondence by mail, facsimile or email, addressed as follows: Board of Directors or individual director, c/o Corporate Secretary, 1308 Moffett Park Drive, Sunnyvale, California 94089-1113; Fax: (408) 745-6097; Email Address: corporate.secretary@finisar.com. The Corporate Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the board of directors or to the identified director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary.
Director Attendance at Annual Meetings
      We will make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of stockholders. Four directors attended the Company’s annual meeting of stockholders held on May 6, 2005.
Vote Required and Recommendation of the Board of Directors
      The term of the Class III directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class III members of the board of directors at the meeting. Management’s nominees for election by the stockholders are the two continuing Class III members of the board of directors: Jerry S. Rawls and Dominique Trempont. Please see “Nominees and Directors” above for information concerning the nominees. If elected, each nominee will serve as a director until our annual meeting of stockholders in 2008 and until their respective successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as we may designate. The proxies cannot be voted for more than two persons.
      If a quorum is present and voting, the two nominees for Class III director receiving the highest number of votes will be elected as Class III directors. Abstentions and broker non-votes have no effect on the vote.
      The board of directors recommends a vote “FOR” the nominees named above.
PROPOSAL 2:
APPROVAL OF AMENDMENT AND RESTATEMENT OF 1999 STOCK OPTION PLAN
General
      The stockholders are being asked to approve an amendment and restatement of the 1999 Stock Option Plan which will be renamed the 2005 Stock Incentive Plan (the “Plan”).
      We believe that equity-based incentives have played a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. The proposed amendment and restatement of the Plan will provide us with more flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as stock appreciation rights, restricted stock and restricted stock units. Accordingly, with the restated Plan, we will have a broader array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals. We will continue to rely significantly on equity incentives because we believe that such incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

      The proposed amendment and restatement will effect the following principal changes to the Plan and its operation:

(i) Expand the types of stock-based awards available under the Plan so as to include stock appreciation rights, restricted stock units and other stock-based awards which vest upon the attainment of designated performance goals or the satisfaction of specified service requirements or, in the case of certain restricted stock units or other stock-based awards, become payable upon the expiration of a designated time period following such vesting events, including (without limitation) a deferred distribution date following the termination of the individual’s service with us;

(ii) Establish a net counting procedure so that the share reserve is reduced only by the actual number of shares issued under the Plan, and not by the gross number of shares subject to the awards made thereunder;

(iii) Eliminate the ability of individuals to exercise their options or otherwise acquire shares under the Plan by delivering promissory notes;

(iv) Effect various technical revisions to facilitate Plan administration and maintain its compliance with applicable laws and regulations; and

(v) Extend the term of the Plan to August 30, 2015.
      Our board of directors adopted the amendment and restatement of the Plan on September 8, 2005, subject to approval by our stockholders at the Annual Meeting.
      In addition to the Plan, we also maintain the 2001 Nonstatutory Stock Option Plan, or 2001 Plan, which was adopted by our board on February 16, 2001 and pursuant to which 5,850,000 additional shares of our common stock have been reserved for option grants to eligible individuals in our service or the service of our subsidiaries. Such eligible individuals include our continuing employees (other than executive officers) and independent consultants. In addition, newly-hired employees (including newly-hired executive officers) may receive an award under the 2001 Plan in connection with their commencement of employment with us. Option grants under the 2001 Plan will have an exercise price not less than 85% of the fair market value of our common stock on the award date. No option grants will have a maximum term in excess of ten (10) years, and each option grant will generally vest over one or more years of service. Some of the options that have been granted under the 2001 Plan will accelerate in full upon a change in control of Finisar. The remaining provisions of the options granted under the 2001 Plan are substantially the same as those summarized below for option grants under the Plan. As of August 31, 2005, options to purchase 3,307,047 shares of our common stock were outstanding under the 2001 Plan and 2,184,084 shares remained available for future option grants.
      We also maintain the 1989 Stock Option Plan, or 1989 Plan, which was adopted by our board of directors and stockholders in April 1989. This plan expired in April 1999 and no further option grants have been made under the 1989 Plan since that time. Options granted under the 1989 Plan had an exercise price not less than 85% of the fair market value of our common stock on the award date. No options granted under the 1989 Plan had a maximum term in excess of ten (10) years, and each option generally vested over one ore more years of service. As of August 31, 2005, options to purchase 1,110,620 shares of common stock were outstanding and subject to the provisions of the 1989 Plan.
Summary Plan Description
      The principal terms and provisions of the Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Plan and is qualified in its entirety by reference to the complete text of the Plan. A copy of the Plan is available on the SEC’s website at http://www.sec.gov.
      Administration. The Compensation Committee of our board of directors will have the exclusive authority to administer the Plan with respect to grants and awards made to our executive officers and will also have the authority to make grants and awards to all other eligible individuals. The term “plan administrator,” as used in this summary, will mean our Compensation Committee to the extent such entity is acting within the scope of its administrative authority under the Plan.

      Eligibility. Officers and employees, non-employee members of the board and independent consultants of Finisar or our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the Plan. As of August 31, 2005, approximately 2,725 persons (including 6 executive officers) and 6 non-employee board members were eligible to participate in the Plan.
      Securities Subject to Plan. A total of 21,000,000 shares were initially reserved for issuance under the Plan. The share reserve automatically increases on May 1 each calendar year over the term of the Plan (commencing May 1, 2001) by an amount equal to 5% of the total number of shares of our common stock outstanding on the immediately preceding April 30. However, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the federal tax laws will not exceed 21,000,000 increased on May 1 each year commencing May 1, 2001 and ending with the increase on May 1, 2008 by that portion of the annual share reserve increase on each such date which does not exceed 7,500,000 shares. As of August 31, 2005, options for 41,744,947 shares of our common stock were outstanding under the Plan, and 25,235,267 shares remained available for future awards.
      No participant in the Plan may receive option grants, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards for more than 12,000,000 shares of our common stock in any single fiscal year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute reapproval of the 12,000,000-share limitation for purposes of Internal Revenue Code Section 162(m). This limitation will assure that any deductions to which we would otherwise be entitled upon the exercise of options or stock appreciation rights granted under the Plan with an exercise price (or base price) per share equal to the fair market value per share of our common stock on the grant date will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m).
      The shares of common stock issuable under the Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.
      Shares subject to any outstanding options or other awards under the Plan that expire or otherwise terminate prior to the issuance of the shares subject to those option or awards will be available for subsequent issuance under the Plan. Any unvested shares issued under the Plan that we subsequently purchase, at a price not greater than the original issue price paid per share, pursuant to our repurchase rights under the Plan will be added back to the number of shares reserved for issuance under the Plan and will accordingly be available for subsequent issuance.
      The following additional share counting provisions will be in effect under the Plan:

•	Should the exercise price of an option be paid in shares of our common stock, then the number of shares reserved for issuance under the Plan will be reduced only by the net number of shares issued under the exercised option.

•	Should shares of common stock otherwise issuable under the Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares, then the number of shares of common stock available for issuance under the Plan will be reduced only by the net number of shares issued under the exercised option or stock appreciation right or the net number of fully-vested shares issued. Such withholding will in effect constitute a cash bonus under the Plan, payable directly to the applicable taxing authorities on behalf of the individual concerned, in an amount equal to the fair market value of the withheld shares, and will not be treated as an issuance and immediate repurchase of those shares.

•	Upon the exercise of any stock appreciation right granted under the Plan, the share reserve will only be reduced by the net number of shares actually issued upon such exercise, and not by the gross number of shares as to which such stock appreciation right is exercised.

      Options and Stock Appreciation Rights. Under the Plan, eligible persons may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of our common stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.
      Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date for incentive stock options under the federal tax laws. No granted option will have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date.
      Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.
      The Plan will allow the issuance of two types of stock appreciation rights:

•	Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•	Stand-alone stock appreciation rights allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share will be determined by the plan administrator on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten years.
      The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may, at the discretion of the plan administrator, be made in cash or in shares of our common stock. Upon cessation of service with us, the holder of a stock appreciation right will have a limited period of time in which to exercise that right to the extent exercisable. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part.
      Repricing. The plan administrator has the authority to effect the cancellation of any or all outstanding options or stock appreciation rights under the Plan and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of common stock but with an exercise or base price per share based on the fair market value per share of common stock on the new grant date or (ii) cash or shares of common stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights. The plan administrator also has the authority to reduce the exercise or base price of one or more outstanding options or stock appreciation rights or to issue options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding options or stock appreciation rights with a higher exercise or base price.
      Direct Stock Issuances and Restricted Stock Units. Shares may be issued under the Plan for cash or other valid consideration under Delaware law. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued pursuant to share right awards or restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us.
      The plan administrator will have complete discretion to determine which eligible individuals are to receive such stock issuances or stock-based awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the issuance or award. The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the Plan.
      Outstanding restricted stock units or other stock-based awards will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those units or awards, if the performance goals or service requirements established for such units or awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding restricted stock units or other stock-based right awards as to which the designated performance goals or service requirements are not attained.
      Change in Control. In the event we should experience a change in control, the following special vesting acceleration provisions will be in effect for all options, stock appreciation rights and other awards granted or made under the Plan:

(i) Each outstanding option or stock appreciation right will automatically accelerate in full upon a change in control, if the successor corporation does not assume the rights and obligations under such options and stock appreciation rights or substitute substantially equivalent options and stock appreciation rights for such corporation’s stock.

(ii) All unvested shares outstanding under the Plan will immediately vest upon a change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding restricted stock unit or other stock-based award will vest as to the number of shares of our common stock subject to such unit or award upon the occurrence of a change in control, unless the successor corporation assumes the rights and obligations under such units or awards or substitutes substantially equivalent units or awards for such corporation’s stock.

(iii) The plan administrator will have complete discretion to grant one or more options or stock appreciation rights which will become exercisable for all the shares in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options or stock appreciation rights are assumed or otherwise continued in effect. The vesting of outstanding shares and the vesting and issuance of the shares of common stock subject to outstanding restricted stock units or other stock-based awards may also be structured to accelerate upon similar terms and conditions. All outstanding options will accelerate upon the optionee’s involuntary termination (including for good reason) within 12 months following a change in control.

(iv) The plan administrator will have the discretion to structure one or more option grants or stock appreciation rights so that those options or stock appreciation rights will immediately vest upon a change in control, whether or not the options or stock appreciation rights are to be assumed or otherwise continued in effect. The plan administrator may also structure unvested stock issuances or restricted stock units or other share rights awards so that those issuances or awards will immediately vest upon a change in control.

(v) A change in control under the Plan is any of the following events as a result of which our stockholders immediately before the event do not retain immediately after the event, direct or indirect beneficial ownership of a majority of the total combined voting power of our voting securities, its successor or the corporation to which our assets were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of our voting stock; (ii) a merger or consolidation in which Finisar is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of Finisar; or (iv) a liquidation or dissolution of Finisar.

      The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.
      Changes in Capitalization. In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination, reclassification or similar change in corporate structure, appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the Plan; (ii) the maximum number and/or class of securities for which shares may be issued upon exercise of incentive stock options; (iii) the maximum number and/or class of securities for which any one person may be granted options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock based awards under the Plan per fiscal year; (iv) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right and (v) the number and/or class of securities subject to each outstanding restricted stock unit or other stock based award and the issue price (if any) payable per share. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Plan or the outstanding awards thereunder.
      Valuation. The fair market value per share of our common stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On September 2, 2005, the fair market value per share of our common stock determined on such basis was $1.17.
      Stockholder Rights and Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our common stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may permit non-statutory options to be transferable during the optionee’s lifetime to the extent provided in the option agreement. Stand alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.
      A participant will have full stockholder rights with respect to any shares of common stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of common stock subject to a restricted stock unit or other share right award until that unit or award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other share-right awards, subject to such terms and conditions as the plan administrator may deem appropriate.
      Special Tax Election. The plan administrator may provide one or more holders of options, stock appreciation rights, vested or unvested stock issuances, restricted stock units or any other stock-based awards under the Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the exercise of those options or stock appreciation rights, the issuance of vested shares or the vesting of unvested shares issued to them. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.
      Acquisition of Other Entities. The share reserve under the Plan may, in the plan administrator’s sole discretion, be used to fund the exercise of (i) any options granted by a corporation or other entity which we assume in connection with our acquisition of that entity or (ii) any options granted under the Plan in substitution for those options of the acquired entity. We may effect the assumption or substitution even if the exercise price per share of our common stock under the assumed or substituted options will be less than the fair market value of our common stock at that time, provided the aggregate spread on each such option immediately after the assumption or substitution (the excess of the fair market value of the option shares over the aggregate exercise price payable for those shares) is not greater than the aggregate option spread immediately prior to the assumption or substitution and certain other requirement are satisfied to assure that the option holder does not receive any additional benefits as a result of the assumption or substitution.
      Amendment and Termination. Our board of directors may amend or modify the Plan at any time, subject to any stockholder approval requirements under applicable law or regulation or pursuant to the listing standards of the stock exchange (or the Nasdaq National Market) on which our shares of common stock are at the time primarily traded. Unless sooner terminated by our board of directors, the Plan will terminate on the earliest of (i) August 30, 2015, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options or stock appreciation rights, restricted stock units or other shares right awards in connection with certain changes in control or ownership.
Stock Awards
      The following table sets forth, as to our Chief Executive Officer, our four other most highly compensated executive officers (with base salary and bonus in excess of $100,000 for the fiscal year ended April 30, 2005) and the other individuals and groups indicated, the number of shares of our common stock subject to option grants made under the Plan from May 1, 2004 through August 31, 2005, together with the weighted average exercise price per share in effect for such option grants.

	Number of Shares	Weighted Average
	Underlying	Exercise Price
Name and Position	Options Granted	per Share

Jerry S. Rawls,	900,000	$1.53
President and Chief Executive Officer
Dave Buse	400,000	$1.57
Senior Vice President and General Manager, Network Tools Group
Kevin Cornell	200,000	$1.92
Senior Vice President and General Manager, Network Tools Division
Anders Olsson	400,000	$1.57
Senior Vice President, Engineering
Stephen K. Workman	200,000	$1.92
Senior Vice President, Finance, Chief Financial Officer and Secretary
All current executive officers as a group (6 persons)	2,900,000	$1.59
All current non-employee directors as a group (6 persons)	150,000	$1.24
All employees, including current officers who are not executive officers, as a group	13,757,398	$1.24
New Plan Benefits
      No awards have been made based on the amended and restated Plan.
Summary of Federal Income Tax Consequences of Options Granted under the Plan
      The following is a summary of the United States Federal income taxation treatment applicable to us and the participants who receive awards under the Plan.
      Option Grants. Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

      Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.
      If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.
      Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.
      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.
      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.
      Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.
      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
      Direct Stock Issuances. The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.
      Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income.
      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
      Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or stock appreciation rights will in most instances qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.
      Accordingly, the compensation deemed paid with respect to most options and stock appreciation rights granted under the Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued pursuant to direct stock issuances, restricted stock units or other stock-based awards will be subject to the $1 million limitation.
      Accounting Treatment. Under the accounting principles currently in effect, option grants with exercise prices not less than the fair market value of the underlying shares of our common stock on the grant date will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to our financial statements, the pro-forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense.
      Option grants made under the Plan with exercise prices less than the fair market value of the underlying shares on the grant date will result in a direct compensation expense in an amount equal to the excess of such fair market value over the exercise price. The expense must be amortized against our earnings over the period the option shares are to vest.
      Option grants made to non-employee consultants under the Plan will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.
      The number of outstanding options will be a factor in determining our earnings per share on a fully-diluted basis.
      Should one or more individuals be granted tandem or stand-alone stock appreciation rights under the Plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.
      Direct stock issuances under the Plan will result in a direct charge to our reported earnings equal to the excess of the fair market value of the shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to our reported earnings will be amortized over the vesting period. However, if the vesting of the shares is tied solely to performance milestones, then the issuance of those shares will be subject to mark to market accounting, and we will have to accrue compensation expense not only for the value of the shares on the date of issuance but also for all subsequent appreciation in the value of those which occurs prior to the vesting date. The accounting treatment for any restricted stock units issued under the Plan will be substantially similar to that in effect for the direct stock issuances.

      In December 2004, the Financial Accounting Standards Board (“FASB”) released Statement of Financial Accounting Standards No. 123R (revised 2004). The accounting standards established by that statement will require the expensing of options, commencing with our fiscal quarter which begins May 1, 2006, and will also change the accounting treatment of stock appreciation rights settled in stock. Accordingly, the foregoing summary of the applicable accounting treatment for options and stock appreciation rights will change, effective with our May 1, 2006 fiscal quarter, and the options and stock appreciation rights payable in stock which we grant to our employees and non-employee board members will have to be valued as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options on the May 1, 2006 effective date, with the grant date fair value of those unvested options to be expensed against our earnings over the remaining vesting period. For shares issuable upon the vesting of restricted stock units awarded under the Plan, we would continue to accrue a compensation cost equal to the excess of the fair market value of the shares on the date of the restricted stock unit award over the cash consideration (if any) paid for such shares. If shares subject to a direct issuance under the Plan are unvested at the time of such direct issuance, then the fair market value of those shares at the time of issuance will continue to be treated as a charge to our reported earnings to be amortized ratably over the vesting period. However, such accounting treatment for the restricted stock units and direct stock issuances would be applicable whether vesting were tied to service periods or performance goals.
Vote Required and Recommendation of the Board of Directors
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required for approval of the amendment and restatement of the Plan. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Broker non-votes will have no effect on the outcome of this vote. Should stockholder approval not be obtained, then none of the amendments to the Plan will be implemented and the Plan will continue in full force and effect in accordance with its existing terms, and option grants may continue to be made under the Plan until the share reserve under the Plan is exhausted.
      The board of directors believes that it is in our best interests and in the best interests of our stockholders to approve the amendment and restatement of the Plan. Therefore, the board of directors unanimously recommends a vote “FOR” the approval of the amendment and restatement of the Plan.
PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee of Finisar’s board of directors has selected Ernst & Young LLP to serve as independent auditors to audit the consolidated financial statements of Finisar for the fiscal year ending April 30, 2006. Ernst & Young LLP has acted in such capacity since its appointment in fiscal 1999. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

      The following table sets forth the aggregate fees billed to Finisar for the fiscal years ended April 30, 2005 and April 30, 2004 by Finisar’s principal accounting firm, Ernst & Young LLP:

	Year Ended	Year Ended
	April 30,	April 30,
	2005	2004

Audit fees(1)	$3,252,894	$1,094,545
Audit-related fees(2)	428,767	146,744
Tax fees(3)	129,478	193,446
All other fees(4)	—	32,210

Total Fees	$3,811,139	$1,466,945

(1)	Audit fees consist of fees billed for professional services rendered for the audit of Finisar’s consolidated annual financial statements, internal control over financial reporting and the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, and attest services.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to employee benefit plan audits and consultations in connection with acquisitions, including the acquisition of certain assets of the Infineon fiber optics business, and consultations concerning financial reporting.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All other fees consist of fees for products and services other than the services described above. In fiscal 2004, this category included fees related to the closure of a subsidiary and expatriate advisory services.
      The Audit Committee has determined that all services performed by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.
Vote Required and Recommendation of the Board of Directors
      The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.
      If the stockholders do not approve the ratification of the appointment of Ernst & Young LLP as our auditors, the Audit Committee will re-consider its selection. The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2006.

PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP
BY MANAGEMENT
      The following table sets forth information known to us regarding the beneficial ownership of our common stock as of August 31, 2005 by:

•	each stockholder who is known by us to beneficially own more than 5% of our common stock;

•	each of our executive officers listed on the Summary Compensation Table under “Executive Compensation and Related Matters” below:

•	each of our directors; and

•	all of our executive officers and directors as a group:

	Shares of Common Stock
	Beneficially Owned(1)

Name of Beneficial Owner(1)	Number	Percentage

5% Stockholders:
VantagePoint Venture Partners(2)	34,000,000	11.9%
1001 Bayhill Drive, Suite 300 San Bruno, CA 94066
FMR Corp.(3)	22,488,192	7.9
82 Devonshire Street Boston, MA 02109
Pioneer Global Asset Management S.p.A.(4)	22,455,884	7.9
Galleria San Carlo 6 20122 Milan, Italy
Executive Officers and Directors:
Frank H. Levinson(5)	28,871,319	10.1
Jerry S. Rawls(6)	6,309,392	2.2
Stephen K. Workman(7)	887,082	*
Kevin Cornell(8)	—	*
Anders Olsson(9)	150,000	*
Larry D. Mitchell(10)	144,500	*
Roger C. Ferguson(11)	122,000	*
Dave Buse(12)	120,000	*
Michael C. Child(13)	69,836	*
David C. Fries(14)	—	*
Robert N. Stephens	—	*
Dominique Trempont	—	*
All executive officers and directors as a group (12 persons)(15)	36,764,129	12.7%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is: c/o Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, CA 94089. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All shares of common stock subject to options exercisable within 60 days following August 31, 2005 are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Accordingly, percent ownership is based on 286,012,595 shares of common stock outstanding as of August 31, 2005 plus any shares issuable pursuant to options held by the person or group in question which may be exercised within 60 days following August 31, 2005. Except as indicated in the other footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, these persons have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them.

(2)	An aggregate of 34,000,000 shares of common stock were acquired by VantagePoint Venture Partners III (Q), L.P. (“VP III (Q) LP”), VantagePoint Venture Partners III, L.P. (“VP III LP”), VantagePoint Venture Partners IV (Q), L.P. (“VP IV (Q) LP”), VantagePoint Venture Partners IV Principals Fund, L.P. (“VP Fund LP”) and VantagePoint Venture Partners IV, L.P. (“VP Partners LP”) (collectively, the “Funds”) on April 15, 2005. VantagePoint Venture Associates III, L.L.C. (“VP III LLC”) is the general partner of VP III (Q) LP and VP III LP. VantagePoint Venture Associates IV, L.L.C. (“VP IV LLC”) is the general partner of VP IV (Q) LP, VP Fund LP and VP Partners LP. VP III LLC and VP IV LLC may be deemed to beneficially own, and share the power to vote and power to dispose of, the 34,000,000 shares held by the Funds. James D. Marver and Alan E. Salzman are managing members of VP III LLC and VP IV LLC, and may be deemed to be the beneficial owner of, and share the power to vote and power to dispose of, the 34,000,000 shares of common stock held by the Funds. Each of Mr. Marver and Mr. Salzman disclaims ownership of the shares held by the Funds, other than shares in which they have a pecuniary interest.

(3)	Based on information contained in a Schedule 13G dated February 14, 2005, filed with the Securities and Exchange Commission. Includes 21,629,792 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”) as a result of acting as investment adviser to various investment companies and 858,400 shares beneficially owned by Fidelity Management Trust Company as a result of serving as investment manager of its institutional account(s). The number of shares of Finisar common stock owned by the investment companies at December 31, 2004 included 1,213,268 shares of common stock resulting from the assumed conversion of $6,703,000 principal amount of Finisar’s 5.25% Convertible Subordinated Notes Due 2008. Fidelity and Fidelity Management Trust Company are both wholly-owned subsidiaries of FMR Corp. Fidelity is registered under Section 203 of the Investment Advisers Act of 1940 as an investment advisor to various investment companies. Fidelity Management Trust Company is a bank as defined in Section 3(a)(6) of the Securities Exchange Act and serves as investment manager of institutional account(s). Edward C. Johnson 3rd, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 21,629,792 shares owned by the funds. Neither FMR Corp. nor Mr. Johnson 3rd has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees. Mr. Johnson 3rd and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over and sole power to vote or to direct the voting of 858,400 shares owned by the institutional accounts reported above. Members of the Edward C. Johnson 3rd family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3rd owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3rd is the Chairman and Ms. Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The address of FMR Corp., Fidelity, Fidelity Management Trust Company, Edward C. Johnson 3rd and Abigail P. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Based on information contained in a Schedule 13G dated February 10, 2005, filed with the Securities and Exchange Commission.

(5)	Based on information contained in a Schedule 13G/ A dated February 23, 2005, filed with the Securities and Exchange Commission. Includes 21,626,319 shares held by the Frank H. Levinson Revocable

Living Trust and 6,485,000 shares held by Seti Trading Co., Inc., (“Seti”), a company owned 50% by the Frank H. Levinson Revocable Living Trust and 50% by the Wynette M. LaBrosse Trust, for which Mr. Levinson’s ex-wife serves as sole trustee. Includes 760,000 shares issuable upon exercise of options exercisable within 60 days following August 31, 2005. Mr. Levinson is the sole trustee of the Frank H. Levinson Revocable Living Trust and exercises sole voting and dispositive power over the shares held by the trust. Mr. Levinson and Wynnette M. LaBrosse are the sole directors of Seti and, consequently, the affirmative vote or consent of each of Mr. Levinson and Ms. LaBrosse is required for any sale or other disposition of the shares held by Seti. However, pursuant to a shareholders’ agreement, each of Mr. Levinson and Ms. LaBrosse maintain the right to direct Seti to vote 50% of the shares held by Seti in accordance with written instructions from Mr. Levinson or Ms. LaBrosse. Accordingly, each of Mr. Levinson and Ms. LaBrosse share dispositive power with respect to all 6,485,000 shares held by Seti and sole voting power with respect to 3,242,500 shares held by Seti. Ms. LaBrosse is the sole trustee of the Wynnette M. LaBrosse Trust and exercises sole voting and dispositive power over 6,211,860 shares held by the trust. Mr. Levinson and Ms. LaBrosse disclaim the existence of a group under Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, with respect to the shares held by Seti.

(6)	Includes 2,673,189 shares held by The Rawls Family, L.P. Mr. Rawls is the president of the Rawls Management Corporation, the general partner of The Rawls Family, L.P. Includes 760,000 shares issuable upon exercise of options exercisable within 60 days following August 31, 2005.

(7)	Includes 335,000 shares issuable upon exercise of options exercisable within 60 days following August 31, 2005.

(8)	Mr. Cornell resigned from Finisar in July 2005.

(9)	Includes 140,000 shares issuable upon exercise of options exercisable within 60 days following August 31, 2005.

(10)	Includes 112,000 shares issuable upon exercise of options exercisable within 60 days following August 31, 2005.

(11)	Includes 22,000 shares issuable upon exercise of options exercisable within 60 days following August 31, 2005.

(12)	Includes 120,000 shares issuable upon exercise of options exercisable within 60 days following August 31, 2005.

(13)	Includes 22,000 shares issuable upon exercise of options exercisable within 60 days following August 31, 2005.

(14)	Does not include shares held by the Funds described in note (2) above managed by VantagePoint Venture Partners, of which Dr. Fries is a managing director. Dr. Fries disclaims beneficial ownership of all shares held by the Funds, except to the extent of his pecuniary interest in the Funds.

(15)	Includes 2,351,000 shares issuable upon exercise of options exercisable within 60 days following August 31, 2005.

EXECUTIVE COMPENSATION AND RELATED MATTERS
Executive Compensation

Summary Compensation Information
      The following table sets forth information concerning the compensation of our Chief Executive Officer and our four other most highly compensated executive officers, as of April 30, 2005, during the fiscal years ended April 30, 2005, 2004 and 2003.
Summary Compensation Table

							Long Term
							Compensation
							Awards
		Annual Compensation
							Securities
					Other Annual		Underlying		All Other
Name and Principal Position	Year	Salary	Bonus		Compensation		Options		Compensation

Jerry S. Rawls	2005	$224,135	—		$6,724		400,000	(1)	—
President and Chief	2004	202,500	—		6,075		200,000	(1)	—
Executive Officer	2003	218,077	—		5,340		1,000,000	(1)	—
Dave Buse(2)	2005	200,000	—		5,615		200,000	(1)	—
Senior Vice President and	2004	73,077	—		2,077		400,000	(1)	—
General Manager, Network Tools Group
Kevin Cornell(3)	2005	222,142	—		2,350		200,000	(1)	—
Senior Vice President and	2004	217,854	—		500		—		—
General Manager —	2003	40,312	$44,727	(4)	—		400,000	(1)	—
Network Tools Division
Anders Olsson(5)	2005	217,350	—		70,370	(6)	200,000	(1)	—
Senior Vice President,	2004	56,250	—		5,159		500,000	(1)	—
Engineering
Stephen K. Workman	2005	215,000	—		6,202		200,000	(1)	—
Senior Vice President,	2004	185,385	—		2,031		440,000	(1)	—
Finance, Chief Financial	2003	193,846	—		1,685		—		—
Officer and Secretary

(1)	Option vests at the rate of 20% per year over a period of five years.

(2)	Mr. Buse became Senior Vice President, Sales and Marketing, in December 2003. He became Senior Vice President and General Manager, Network Tools Group, in June 2005.

(3)	Mr. Cornell became Senior Vice President and General Manager, Network Tools Division, in July 2003. He resigned from Finisar in July 2005.

(4)	Signing bonus.

(5)	Mr. Olsson became Senior Vice President, Engineering, in January 2004.

(6)	Includes a moving allowance of $64,120.

Stock Options Granted in Fiscal 2005
      The following table sets forth information regarding grants of stock options to the executive officers named in the Summary Compensation Table above during the fiscal year ended April 30, 2005. All of these options were granted under our 1999 Stock Option Plan. The percentage of total options set forth below is based on an aggregate of 14,797,398 options granted during the fiscal year. All options were granted at the fair market value of our common stock, as determined by the board of directors on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent Finisar’s estimate or projection of the future common stock price.
Options Granted in Fiscal Year Ended April 30, 2005

	Individual Grants					Potential Realizable
						Value at Assumed Annual
	Number of	% of Total			Deemed	Rates of Stock Price
	Securities	Options			Value per	Appreciation for
	Underlying	Granted to	Exercise		Share at	Option Term
	Options	Employees in	Price	Expiration	Date of
Name	Granted(1)	Fiscal Year	($/Share)	Date	Grant	5%	10%

Jerry S. Rawls	400,000	2.70	$1.92	6/2/14	$1.92	$482,991	$1,223,994
Dave Buse	200,000	1.35	1.92	6/2/14	1.92	241,496	611,997
Kevin Cornell	200,000	1.35	1.92	6/2/14	1.92	241,496	611,997
Anders Olsson	200,000	1.35	1.92	6/2/14	1.92	241,496	611,997
Stephen K. Workman	200,000	1.35	1.92	6/2/14	1.92	241,496	611,997

(1)	These options vest at the rate of 20% per year over a period of five years.

Option Exercises and Fiscal 2005 Year-End Values
      The following table provides the specified information concerning exercises of options to purchase our common stock during the fiscal year ended April 30, 2005, and unexercised options held as of April 30, 2005, by the executive officers named in the Summary Compensation Table above.
Aggregate Option Exercises In Fiscal 2005 and Values at April 30, 2005

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the Money Options at
	Shares		Options at Fiscal Year End		Fiscal Year End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable(2)	Unexercisable(2)	Exercisable(2)	Unexercisable(2)

Jerry S. Rawls	—	—	440,000	1,160,000	—	—
Dave Buse	—	—	80,000	520,000	—	—
Kevin Cornell	—	—	160,000	240,000	$201,600	$302,400
Anders Olsson	—	—	100,000	600,000	—	—
Stephen K. Workman	—	—	207,000	433,000	—	—

(1)	Based on a fair market value of $1.26, the closing price of our common stock on April 29, 2005, as reported by the Nasdaq National Market.

(2)	Stock options granted under the 1999 Stock Option Plan are generally not immediately exercisable at the date of grant and vest at the rate of 20% per year over a period of five years.
Employment Contracts and Termination of Employment and Change-In-Control Arrangements
      Jerry S. Rawls, Frank H. Levinson, David Buse, Anders Olsson, Stephen K. Workman and Joseph A. Young are eligible to participate in the Finisar Executive Retention and Severance Plan. This plan provides that in the event of a qualifying termination each of the participating executives will be entitled to receive (i) a lump sum payment equal to two years’ base salary (excluding bonus) and (ii) medical, dental and insurance coverage for two years, or reimbursement of premiums for COBRA continuation coverage during such period. A qualifying termination is defined as an involuntary termination other than for cause or a voluntary termination for good reason upon or within 18 months following a change in control, as such terms are defined in the executive severance plan. In addition, the plan provides that the vesting of stock options held by eligible officers will be accelerated as follows: (i) one year of accelerated vesting upon a change of control, if the options are assumed by a successor corporation, (ii) 100% accelerated vesting if the options are not assumed by a successor corporation, and (iii) 100% accelerated vesting upon a qualifying termination.
      Additionally, pursuant to the 1999 Stock Option Plan, upon a change in control, as defined therein, the vesting of options not assumed or substituted by the surviving corporation will accelerate and the options will become immediately exercisable and vested in full.
Compensation of Directors
      Non-employee directors receive an annual retainer of $17,500, $1,500 for attendance in person at each meeting of the board of directors or committee meeting (with meetings of the board of directors and all committees held within any 24 hour period considered to be a single meeting) and $500 for attendance at such meetings via telephone. In addition, members of the Audit Committee receive an annual retainer of $5,000, and the Chairman of the Audit Committee receives $2,500 for annual service in such capacity. Non-employee directors are also eligible to receive stock options. We reimburse directors for their reasonable expenses incurred in attending meetings of the board of directors.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
      The Compensation Committee during fiscal 2005 was composed of Michael C. Child, Roger C. Ferguson and Larry D. Mitchell. David C. Fries was appointed to the Compensation Committee in June 2005. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.
Certain Relationships and Related Transactions
      In March 1999, we granted Mr. Workman an option to purchase an aggregate of 200,000 shares of common stock, with an exercise price of $1.31 per share. Mr. Workman exercised this option in full in April 1999. The exercise price was paid by Mr. Workman by delivery of a promissory note in the principal amount of $252,000 bearing interest at the rate of 6% per annum, which was collateralized by shares of our common stock owned by Mr. Workman. This promissory note was paid in full in May 2004.
      Frank H. Levinson, our Chairman of the Board and Chief Technical Officer, is a member of the board of directors of Fabrinet, Inc. In June 2000, we entered into a volume supply agreement with Fabrinet under which Fabrinet serves as a contract manufacturer for us. In addition, Fabrinet purchases certain products from us. During the fiscal year ended April 30, 2005, we made payments of approximately $54.3 million to Fabrinet and Fabrinet made payments of approximately $9.1 million to us.
      In connection with the acquisition by VantagePoint Venture Partners in April 2005 of the 34 million shares of our common stock held by Infineon Technologies AG that we had previously issued to Infineon in connection with our acquisition of Infineon’s optical transceiver product lines, we entered into an agreement with VantagePoint under which we agreed to use our reasonable best efforts to elect a nominee of VantagePoint to our board of directors, provided that the nominee was reasonably acceptable to the board’s Nominating and Corporate Governance Committee as well as the full board of directors. In June 2006, David C. Fries, a Managing Director of VantagePoint, was elected to our board of directors pursuant to that agreement. We also agreed to file a registration statement to provide for the resale of the shares held by VantagePoint and certain distributees of VantagePoint.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish Finisar with copies of all Section 16(a) forms filed by such person.
      Based solely on our review of such forms furnished to us and written representations from certain reporting persons, during the fiscal year ended April 30, 2005 we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with, except that one statement of changes in beneficial ownership for Michael C. Child, reporting one transaction, was filed late.
EQUITY COMPENSATION PLAN INFORMATION
      We currently maintain five compensation plans that provide for the issuance of our common stock to officers, directors, other employees or consultants. These consist of the 1989 Stock Option Plan, the 1999 Stock Option Plan, the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan, which have been approved by our stockholders, and the 2001 Nonstatutory Stock Option Plan (the “2001 Plan”), which has not been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of April 30, 2005:

Number of Shares
Remaining
Available for
Future Issuance
	Number of Shares		Under Equity
	to be Issued Upon	Weighted-Average	Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Shares Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))

Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by stockholders	45,106,010	$2.24	10,423,664	(2)
Equity compensation plan not approved by stockholders(3)	3,567,864	$3.36	1,893,627

(1)	The information presented in this table excludes options assumed by Finisar in connection with acquisitions of other companies. As of April 30, 2005, 92,867 shares of our common stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $2.54 per share.

(2)	Includes 149,371 shares that were reserved for issuance under the Employee Stock Purchase Plan as of April 30, 2005. At a meeting of stockholders held on May 6, 2005, the stockholders approved an increase in the aggregate number of shares reserved under the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan (which was adopted at the meeting) to 13,750,000 shares. In accordance with the terms of the Employee Stock Purchase Plan, the number of shares available for issuance under the Employee Stock Purchase Plan and the International Stock Purchase Plan will increase by 1,000,000 shares on May 1 of each year commencing on May 1, 2005 and ending May 1, 2010. In accordance with the terms of the 1999 Stock Option Plan, the number of shares of our common stock available for issuance under the 1999 Stock Option Plan will increase on May 1 of each calendar year by an amount equal to five percent (5%) of the number of shares of our common stock outstanding as of the preceding April 30.

(3)	A total of 5,850,000 shares of our common stock have been reserved for issuance under the 2001 Plan. The material terms of the 2001 Plan are described in Proposal 2 above.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Compensation Philosophy
      The goals of our compensation policy are to attract, retain and reward executive officers who contribute to our overall success by offering compensation that is competitive in the networking industry, to motivate executives to achieve our business objectives and to align the interests of officers with the long-term interests of stockholders. We currently use salary, bonuses and stock options to meet these goals.
Forms of Compensation
      We provide our executive officers with a compensation package consisting of base salary, incentive bonuses and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.
      Base Salary. Salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the networking industry for individuals of similar education and background to the executive officers being recruited. We also give consideration to the individual’s experience, reputation in his or her industry and expected contributions to Finisar. Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee’s determination that the individual’s level of contribution to Finisar has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels.
      Bonuses. It is our policy that a substantial component of each officer’s potential annual compensation take the form of a performance-based bonus. Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer, based on our financial performance and the achievement of the officer’s individual performance objectives. The Chief Executive Officer’s bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer, based on the same factors.
      Long-Term Incentives. Longer term incentives are provided through stock options, which reward executives and other employees through the growth in value of our stock. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders. Grants of stock options to executive officers are based upon each officer’s relative position, responsibilities, historical and expected contributions to Finisar, and the officer’s existing stock ownership and previous option grants, with primary weight given to the executive officers’ relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Finisar may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at an exercise price equal to the market price of our common stock on the date of grant and will provide value to the executive officers only when the price of our common stock increases over the exercise price.
      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under the 1999 Stock Option Plan generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.
2005 Compensation
      Compensation for our Chief Executive Officer and other executive officers for fiscal 2005 was set according to the established compensation policy described above. At the end of fiscal 2005, we determined that no performance bonuses would be paid to our executive officers; however, we approved salary increases for the Chief Executive Officer and certain other executive officers, effective as of June 1, 2005.

COMPENSATION COMMITTEE

Michael C. Child
Roger C. Ferguson
Larry D. Mitchell

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee consists of directors, each of whom, in the judgment of the Board, is “independent” as defined under the listing standards for Nasdaq. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter is available on the Company’s website at http://investor.finisar.com/corpgov.cfm.
      The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by Finisar to any governmental body or to the public, and on Finisar’s compliance with legal and regulatory requirements. Consistent with these functions, the Audit Committee encourages continuous improvement of, and fosters adherence to, Finisar’s financial policies, procedures and practices at all levels.
      The Audit Committee is responsible for retaining Finisar’s independent public accountants, evaluating their independence, qualifications and performance and approving in advance the engagement of the independent public accounting firm for all audit and non-audit services. Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with applicable laws and regulations. Finisar’s independent public accountants are responsible for auditing the financial statements. The Audit Committee meets with such independent public accountants and management to review the scope and the results of the annual audit, Finisar’s audited financial statements and other related matters as set forth in the charter. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and the Audit Committee’s role does not include providing to stockholders, or others, special assurances regarding such matters.
      The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Finisar that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, which relates to the auditors’ independence from Finisar and its related entities, discussed with the auditors any relationship that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.
      The Audit Committee has reviewed and discussed Finisar’s audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, Finisar’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of Finisar’s financial statements. In addition, the Audit Committee has met with Ernst & Young LLP, with and without management present, to discuss the overall scope of Ernst & Young LLP’s audit, the result of their examinations, their evaluations of Finisar’s internal controls and the overall quality of Finisar’s financial reporting.
      Based on the review and discussions referred to above, the Audit Committee recommended to Finisar’s Board of Directors that Finisar’s audited financial statements be included in Finisar’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005.

AUDIT COMMITTEE

Michael C. Child
Roger C. Ferguson
Larry D. Mitchell
      The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of Finisar under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Finisar specifically incorporates such information by reference.

COMPARISON OF STOCKHOLDER RETURN
      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our common stock with the cumulative total returns of the CRSP Total Return Index for the Nasdaq Stock Market and the Amex Networking Index for the period commencing on April 28, 2000 and ending on April 29, 2005.
COMPARISON OF CUMULATIVE TOTAL RETURN FROM
APRIL 28, 2000 THROUGH APRIL 29, 2005(1):
FINISAR, NASDAQ INDEX AND AMEX NETWORKING INDEX

	April 28,	April 30,	April 30,	April 30,	April 30,	April 29,
	2000	2001	2002	2003	2004	2005

Finisar	$100.00	$40.07	$17.13	$2.49	$4.74	$3.38

Nasdaq Index	$100.00	$54.70	$43.98	$38.41	$50.25	$50.41

NWX	$100.00	$43.80	$21.01	$15.79	$23.06	$19.14

(1)	Assumes that $100.00 was invested on April 28, 2000, at the market price of our stock on such date, in our common stock and each index. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING
      We have an advance notice provision under our bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder proposal must be received at our principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by us at our offices at 1308 Moffett Park Drive, Sunnyvale, California 94089, no later than May 18, 2006 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in our proxy statement for that meeting.
OTHER MATTERS
      At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the annual meeting of stockholders of Finisar other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Stephen K. Workman
Secretary
September 15, 2005

Appendix A
FINISAR CORPORATION
2005 STOCK INCENTIVE PLAN
(As Amended and Restated Effective September 8, 2005)
     1. Establishment, Purpose and Term of Plan.
          1.1 Establishment. The Finisar Corporation 1999 Stock Option Plan (the “Plan”) was established effective as of April 20, 1999. The Plan is hereby amended and restated and renamed the 2005 Stock Incentive Plan effective as of September 8, 2005.
          1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.
          1.3 Term of Plan. The Plan shall continue in effect until the earliest of (i) August 30, 2015 or its earlier termination by the Board, (ii) the date on which all of the shares of Stock available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options, stock appreciation rights, restricted stock units and other share right awards in connection with a Change in Control. Should the Plan terminate on August 30, 2015, then all option grants, stock appreciation rights, unvested stock issuances, restricted stock units and other share right awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.
     2. Definitions and Construction.
          2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
               (a) “Award” means an Option, stock appreciation right, stock, restricted stock, restricted stock unit or other stock based award under the Plan.
               (b) “Award Agreement” means an agreement evidencing an Award under the Plan.
               (c) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).
               (d) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
               (e) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.
               (f) “Company” means Finisar Corporation, a Delaware corporation, or any successor corporation thereto.
               (g) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.
               (h) “Director” means a member of the Board or of the board of directors of any other Participating Company.
               (i) “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company Group because of the sickness or injury of the Optionee.
               (j) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.
               (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
               (l) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
                    (i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair

Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.
                    (ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.
               (m) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
               (n) “Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
               (o) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.
               (p) “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
               (q) “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the Board may approve from time to time.
               (r) “Optionee” means a person who has been granted one or more Options.
               (s) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
               (t) “Participant” means a person who has been issued shares of Stock or restricted stock units or other stock-based awards under Section 9.
               (u) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.
               (v) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

               (w) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
               (x) “Section 162(m)” means Section 162(m) of the Code.
               (y) “Securities Act” means the Securities Act of 1933, as amended.
               (z) “Service” means a person’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A person’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the person renders Service to the Participating Company Group or a change in the Participating Company for which the person renders such Service, provided that there is no interruption or termination of the person’s Service. Furthermore, a person’s Service with the Participating Company Group shall not be deemed to have terminated if the person takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds three (3) months and the Optionee’s right to return to Service with the Participating Company Group is not guaranteed by statute or contract, any Incentive Stock Option held by the person and not exercised within the six (6)-month period measured from the start date of such leave shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under any Award. The person’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the person performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the person’s Service has terminated and the effective date of such termination.
               (aa) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.
               (bb) “Stock Issuance Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the issuance of Stock or the grant of other Awards to the Participant pursuant to Section 9.
               (cc) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
               (dd) “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.
          2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     3. Administration.
          3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.
          3.2 Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.
          3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:
               (a) to determine, with respect to the grant of Options or stock appreciation rights, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of a granted option as either an Incentive Stock Option or a Nonstatutory Option, the exercise or base price of each such grant, the method of payment of the exercise price of a granted option, the time or times when each option or stock appreciation right is to become exercisable, the vesting schedule (if any) applicable to the grant, the maximum term for which the grant is to remain outstanding, the method for satisfaction of any tax withholding obligation arising in connection with the Option or stock appreciation right or the shares acquired thereunder (including by the withholding or delivery of shares of stock), the effect of the person’s termination of Service with the Participating Company Group on any outstanding Option or stock appreciation right and all other terms, conditions and restrictions applicable to the Option or stock appreciation right not inconsistent with the terms of the Plan;
               (b) to designate, with respect to direct stock issuances or other stock-based awards, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule (if any) applicable to the shares subject to such issuance or award and the consideration for such shares, the method for satisfaction of any tax withholding obligation arising in connection with the award or such shares (including by the withholding or delivery of shares of stock), the effect of the person’s termination of Service with the Participating Company Group on any outstanding award or shares and all other terms, conditions and restrictions applicable to the award or shares not inconsistent with the terms of the Plan;

               (c) to determine the Fair Market Value of shares of Stock or other property;
               (d) to approve one or more forms of Award Agreement;
               (e) to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;
               (f) to accelerate, continue, extend or defer the exercisability or vesting of any Award or the vesting of any shares acquired thereunder, including with respect to the period following a person’s termination of Service with the Participating Company Group;
               (g) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and
               (h) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
          3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
          3.5 Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).
          3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
     4. Shares Subject to Plan.
          4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be twenty-one million (21,000,000), cumulatively increased on May 1, 2001 and each May 1 thereafter by a number of shares (the “Annual Increase”) equal to five percent (5%) of the number of shares of Stock issued and outstanding on the immediately preceding April 30, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Notwithstanding the foregoing, except as adjusted pursuant to Section 4.2, the maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Share Limit”) shall not exceed twenty-one million (21,000,000), cumulatively increased on May 1, 2001 and each May 1 thereafter until and including May 1, 2008 by that portion of the Annual Increase effective on such date which does not exceed 7,500,000 shares. Shares of Stock subject to outstanding Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent (i) those Awards expire or terminate for any reason prior to the issuance of the shares of Stock subject to those Awards or (ii) the awards are cancelled in accordance with the cancellation-regrant provisions of Section 8. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Company at the original exercise or issue price paid per share pursuant to the Company’s repurchase rights under the Plan shall be added back to the number of shares of Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. In addition, should the exercise price of an Option under the Plan be paid with shares of Stock, the authorized reserve of Stock under the Plan shall be reduced only by the net number of shares issued under the exercised Option. Should shares of Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an Option or stock appreciation right or the issuance of fully-vested shares, the number of shares of Stock available for issuance under the Plan shall be reduced only by the net number of shares issued under the exercised Option or stock appreciation right or the net number of fully-vested shares issued under the Plan. Such withholding shall in effect constitute a cash bonus under the Plan, payable directly to the applicable taxing authorities on behalf of the individual concerned, in an amount equal to the Fair Market Value of the withheld shares, and shall not be treated as an issuance and immediate repurchase of those shares.
          4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities which may be issued pursuant to the exercise of Incentive Stock Options, (iii) the maximum number and/or class of securities for which any one person may be granted Options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per fiscal year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Option or stock appreciation right under the Plan and (v) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the consideration (if any) payable per share thereunder. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 10.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that New Shares will be issued upon the exercise or vesting of the Awards. In the event of any such amendment, the number of shares subject to, and the purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.
          4.3 Section 162(m) Grant Limit. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock-based awards which in the aggregate are for more than twelve million (12,000,000) shares.
     5. Eligibility.
          Persons Eligible for Awards. Awards may be granted only to Employees, Consultants, and Directors. Eligible persons may be granted more than one (1) Award.
     6. Terms and Conditions of Options.
          Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
          6.1 Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
          6.2 Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.
          6.3 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
          6.4 Payment of Exercise Price.
               (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) on the Option exercise date not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 6.9, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
               (b) Limitations on Forms of Consideration.
                    (i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months (or such other period necessary to award a charge to the Company’s earnings for financial reporting purposes) or were not acquired, directly or indirectly, from the Company.
                    (ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.
          6.5 Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. To the extent the Optionee holds two (2) or more options designated as Incentive Stock Options which become exercisable for the first time in the same calendar year, then for purposes of this Section 6.5, such options shall be taken into account in the order in which they were granted except to the extent otherwise provided under applicable law or regulation, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 6.5, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 6.5, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.
          6.6 Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          6.7 Effect of Termination of Service.
               (a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee’s termination of Service only during the applicable time period determined in accordance with this Section 6.7 and thereafter shall terminate:
                    (i) Disability. If the Optionee’s Service with the Participating Company Group terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).
                    (ii) Death. If the Optionee’s Service with the Participating Company Group terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the Optionee’s termination of Service.
                    (iii) Termination After Change in Control. The Board may, in its discretion, provide in any Option Agreement that if the Optionee’s Service with the Participating Company Group ceases as a result of “Termination After Change in Control” (as defined in such Option Agreement), then (1) the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date, and (2) the exercisability and vesting of the Option and any shares acquired upon the exercise thereof shall be accelerated effective as of the date on which the Optionee’s Service terminated to such extent, if any, as shall have been determined by the Board, in its discretion, and set forth in the Option Agreement
                    (iv) Other Termination of Service. If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability, death or Termination After Change in Control, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of sixty (60) days (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.
               (b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.7(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.
               (c) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.7(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.
          6.8 Transferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to the Form S-8 Registration Statement under the Securities Act.
          6.9 Option Agreement. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.
          6.10 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in Section 6.9 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.
     7. Terms and Conditions of Stock Appreciation Rights.
          7.1 Types. Two types of stock appreciation rights shall be authorized for issuance under this Section 7: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

          7.2 . Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights:
               (a) One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Board may establish, to elect between the exercise of the underlying stock option for shares of Stock or the surrender of that option in exchange for a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.
               (b) No such option surrender shall be effective unless it is approved by the Board, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section 7.2 may be made in shares of Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.
               (c) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.
          7.3 Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:
               (a) One or more individuals eligible to participate in the Plan may be granted a Stand-alone Right not tied to any underlying Option. The Stand-alone Right shall relate to a specified number of shares of Stock and shall be exercisable upon such terms and conditions as the Board may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.
               (b) The number of shares of Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the Stand-alone Right is granted.
               (c) Stand-alone Rights shall be subject to the same transferability restrictions applicable to Nonstatutory Options.

               (d) The distribution with respect to an exercised Stand-alone Right may be made in shares of Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.
               (e) The holder of a Stand-alone Right shall have no shareholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of shares of Stock issued upon the exercise of such Stand-alone Right.
          7.4 Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section 6.7 for the Options granted under the Plan.
     8. Exchange/Repricing Programs.
               (a) The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding Options or stock appreciation rights under the Plan and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of Stock but with an exercise or base price per share based on the Fair Market Value per share of Stock on the new grant date or (ii) cash or shares of Stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights.
               (b) The Board shall also have the authority, exercisable at any time and from time to time, with the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights or issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.
     9. Terms and Conditions of Stock Issuances.
          9.1 Issuances. Shares of Stock may be issued under the Plan through direct and immediate issuances without any intervening option grants. Shares of Stock may also be issued under the Plan pursuant to share right awards or restricted stock units that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units. Each such stock issuance, share right award or restricted stock unit shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below.
          9.2 Consideration.
               (a) Shares of Stock may be issued under this Section 9 for any of the following items of consideration that the Board may deem appropriate in each individual instance:

                    (i) cash or check made payable to the Company;
                    (ii) past services rendered to a Participating Company; or
                    (iii) any other valid form of consideration permissible under the Delaware General Corporation Law at the time such shares are issued.
          9.3 Vesting Provisions.
               (a) Shares of Stock issued under this Section 9 may, in the discretion of the Board, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Shares of Stock may also be issued under this Section 9 pursuant to share right awards or restricted stock units that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service. The elements of the vesting schedule applicable to any unvested shares of Stock issued hereunder or share right award or restricted stock units granted hereunder shall be determined by the Board and incorporated into the Stock Issuance Agreement.
               (b) Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Participant may have the right to receive with respect to the Participant’s unvested shares of Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Stock and (ii) such escrow arrangements as the Board shall deem appropriate.
               (c) The Participant shall have full shareholder rights with respect to any shares of Stock issued to the Participant under this Section 9, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any shareholder rights with respect to the shares of Stock subject to a restricted stock unit or share right award until that award vests and the shares of Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Board may deem appropriate.
               (d) Should the Participant cease to remain in Service while holding one or more unvested shares of Stock issued under this Section 9 or should the performance objectives not be attained with respect to one or more such unvested shares of Stock, then those shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Company shall repay to the Participant the same form of consideration as the Participant paid for the surrendered shares.
               (e) The Board may in its discretion waive the surrender and cancellation of one or more unvested shares of Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.
               (f) Outstanding share right awards or restricted stock units under this Section 9 shall automatically terminate, and no shares of Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Board, however, shall have the discretionary authority to issue vested shares of Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied.
     10. Change in Control.
          10.1 Definitions.
               (a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.
               (b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the

Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
          10.2 Effect of Change in Control on Options and Stock Appreciation Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Options and stock appreciation rights or substitute for outstanding Options and stock appreciation rights substantially equivalent options or stock appreciation rights for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options and stock appreciation rights in connection with a Change in Control, any unexercisable or unvested portions of outstanding Options and stock appreciation rights (and any shares acquired upon the exercise thereof) granted to persons whose Service has not terminated prior to such date shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option or stock appreciation right and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 10.2 shall be conditioned upon the consummation of the Change in Control. Any Options or stock appreciation rights which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or stock appreciation right prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Option or stock appreciation right except as otherwise provided in such Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options and stock appreciation rights immediately prior to an Ownership Change Event described in Section 10.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and stock appreciation rights shall not terminate unless the Board otherwise provides in its discretion.
          10.3 Effect of Change in Control on Stock Issuances, Restricted Stock Units and Share Rights Awards.
               (a) All of the Company’s outstanding repurchase rights under Section 9 shall terminate automatically, and all the shares of Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent those repurchase rights are to be assigned to the Acquiring Corporation or otherwise continued in full force and effect.
               (b) In the event the Acquiring Corporation assumes the Company’s rights and obligations with respect to outstanding restricted stock units or share right awards assumed in connection with a Change in Control, then such units and awards shall be adjusted immediately after the consummation of that Change in Control to apply to the number and class of securities into which the shares of Stock subject to the unit or award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the consideration (if any) payable per share thereunder, provided the aggregate amount of such consideration shall remain the same. If any such restricted stock unit or share right award is not so assumed or substituted with a substantially equivalent award for the Acquiring Corporation’s stock, then such unit or award shall vest, and the shares of Stock subject to that unit or award shall be issued as fully-vested shares, immediately prior to the consummation of the Change in Control.
               (c) The Board shall have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards so that the shares of Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent Termination after Change in Control (as defined in Stock Issuance Agreement).
     11. Tax Withholding.
          The Company’s obligation to deliver shares of Stock upon the exercise of Options or stock appreciation rights or the issuance or vesting of shares under the Plan shall be subject to the satisfaction of all applicable federal, state, local and foreign tax and other withholding requirements (“Withholding Taxes”). The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option or stock appreciation right or upon the issuance of fully-vested shares, or to accept from the holder of he Award the tender of, a number of whole shares of Stock, having a Fair Market Value, as determined by the Company, equal to all or any part of the Withholding Taxes. Alternatively or in addition, in its discretion, the Company shall have the right to require the holder of the Award, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such Withholding Taxes. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to any Award until the Participating Company Group’s tax withholding obligations have been satisfied.
     12. Compliance with Securities Law.
          The grant of Awards and the issuance of shares of Stock thereunder shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options and stock appreciation rights may not be exercised if the issuance of shares of Stock upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no shares of Stock may be issued under the Plan unless (a) a registration statement under the Securities Act shall be in effect at the time of such issuances with respect to shares issuable under the Plan or (b) in the opinion of legal counsel to the Company, the shares issuable under the Plan may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of shares pursuant to any Award, the Company may require the holder to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
     13. Termination or Amendment of Plan.
          The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, stockholder approval will be required for any amendment to the Plan that (i) materially increases the number of shares of Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive option grants or other awards under the Plan, (iii) materially increases the benefits accruing to the participants under the Plan or materially reduces the price at which shares of Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan or (v) expands the types of awards available for issuance under the Plan. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the holder, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.
     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Finisar Corporation 2005 Stock Incentive Plan as duly adopted by the Board on April 20, 1999 and amended and restated through September 8, 2005.

Secretary

ANNUAL MEETING OF STOCKHOLDERS OF
FINISAR CORPORATION
October 14, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect two Class III directors to hold office for a three-year term and until his or her successor is elected and qualified:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Jerry S. Rawls Dominique Trempont
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To consider and vote upon an amendment and restatement of the 1999 Stock Option Plan;	☐	☐	☐
3.	To consider, approve and ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2006; and	☐	☐	☐
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE, OR VOTE BY USING THE TELEPHONE OR INTERNET, SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FINISAR CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
October 14, 2005
     The undersigned hereby appoints Jerry S. Rawls and Stephen K. Workman, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Finisar Corporation (the “Company”) to be held at the offices of DLA Piper Rudnick Gray Cary US LLP, 2000 University Avenue, East Palo Alto, California on October 14, 2005 at 10:00 a.m., and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.
     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
FINISAR CORPORATION
October 14, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
 (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect two Class III directors to hold office for a three-year term and until his or her successor is elected and qualified:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Jerry S. Rawls Dominique Trempont
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To consider and vote upon an amendment and restatement of the 1999 Stock Option Plan;	☐	☐	☐
3.	To consider, approve and ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2006; and	☐	☐	☐
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE, OR VOTE BY USING THE TELEPHONE OR INTERNET, SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.